                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         EL PASO TENNESSEE PIPELINE CO.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[El Paso Tennessee Pipeline Logo]

Dear Series A Preferred Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company"), which will be held on Friday, April 28, 2000, at 8:30 a.m. (Pacific daylight savings time), at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                           Sincerely,

                                                       /s/ William A. Wise

                                                         William A. Wise
                                                     Chairman of the Board,
                                                            President
                                                   and Chief Executive Officer

Houston, Texas
March 17, 2000

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 2000

     The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company") will be held on Friday, April 28, 2000, at 8:30 a.m. (Pacific daylight savings time), at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, 92660, for the following purposes:

     1. To elect one director by holders of the Company's 8 1/4% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock");

     2. To elect five directors by El Paso Energy Corporation, the sole holder of the Company's Common Stock; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     The holders of record of Series A Preferred Stock at the close of business on March 1, 2000, are the only holders of Series A Preferred Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                              By Order of the Board of Directors

                                                  /s/ David L. Siddall

                                                       David L. Siddall
                                                     Corporate Secretary

Houston, Texas
March 17, 2000

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

             2000 ANNUAL MEETING OF STOCKHOLDERS -- APRIL 28, 2000

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to holders of El Paso Tennessee Pipeline Co.'s (the "Company") 8 1/4% Cumulative Preferred Stock, Series A, no par value (the "Series A Preferred Stock") beginning on or about March 17, 2000. The proxy is solicited by the Board of Directors of the Company for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") on Friday, April 28, 2000. Shares of Series A Preferred Stock, represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election.

     The Company has two classes of voting securities. The close of business on March 1, 2000, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 1,971 shares of the Company's common stock, $.01 par value (the "Common Stock") outstanding, all of which are owned by El Paso Energy Corporation ("EPG"), and 6,000,000 shares of Series A Preferred Stock outstanding. EPG is a Delaware corporation which was incorporated in April 1998. On August 1, 1998, EPG succeeded El Paso Natural Gas Company ("EPNG") as a publicly traded parent corporation in a holding company reorganization. On October 25, 1999, EPG completed its merger with Sonat Inc. ("Sonat"), a diversified energy holding company ("Merger"), with EPG remaining as the surviving entity.

     Holders of record of the Series A Preferred Stock have the right, voting as a single class, to elect a number of directors of the Company equal to one-sixth of the directors of the Company. EPG, as the owner of all of the outstanding Common Stock, has the right to elect the remaining directors. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder entitled to vote at the Annual Meeting during ordinary business hours at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California.

     Holders of Series A Preferred Stock will vote for the directors on the basis of one vote per share and not cumulatively, and the holder(s) of a majority of the voting power of the outstanding shares of the Company entitled to vote, present in person or by proxy, will constitute a quorum for the election of directors by them, provided that where a separate vote by a class is required, a majority of the outstanding shares of such class present in person or by proxy, will constitute a quorum. The Company's Board of Directors has set the number of directors at six. Accordingly, the number of directors to be elected at the Annual Meeting by the holders of the Series A Preferred Stock is one. One Inspector of Election, a representative from BankBoston, N.A. and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, in determining the number of votes cast for or against a proposal, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be treated as a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be deemed as a vote "for" the management proposal.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board of Directors has not met, but has taken actions by unanimous written consent in accordance with procedures established by the Company's By-laws. The Board of Directors does not have a nominating, compensation or audit committee or any other committees performing similar functions, and all such matters which would be considered by such committees are acted upon by the full Board of Directors.

DIRECTOR COMPENSATION

     Directors of the Company who are employees of EPG, or an affiliate of EPG, receive no compensation for their services as directors of the Company apart from the compensation they receive as employees of EPG.

     Directors of the Company who are not employees of EPG, or an affiliate of EPG, receive an annual retainer fee of $10,000, and are reimbursed for the usual and ordinary expenses of meeting attendance.

                    DIRECTORS ELECTED BY COMMON STOCKHOLDER

     The following individuals are the nominees for directors of the Company to be elected by EPG, currently the sole holder of the Company's Common Stock. EPG has advised the Company that at the Annual Meeting it intends to elect the five persons listed below as directors, to hold office for the term of one year and until his successor has been duly elected and shall qualify:

NAME                                   AGE                      POSITION
----                                   ---                      --------
William A. Wise......................  54    Chairman of the Board, President and Chief
                                             Executive Officer; Director
H. Brent Austin......................  45    Executive Vice President and Chief Financial
                                             Officer; Director
Joel Richards III....................  53    Executive Vice President; Director
Britton White Jr. ...................  56    Executive Vice President and General Counsel;
                                               Director
Jeffrey I. Beason....................  51    Senior Vice President and Controller; Director

     WILLIAM A. WISE -- Mr. Wise has been Chairman of the Board, President and Chief Executive Officer ("CEO") and a Director of the Company since December 1996. He has been President and CEO of EPG since January 1990. Mr. Wise was Chairman of the Board of EPG from January 1994 to October 1999. Mr. Wise served as President and Chief Operating Officer of EPG from April 1989 to December 1989. From March 1987 to April 1989, Mr. Wise was an Executive Vice President of EPG. From January 1984 to February 1987, he was a Senior Vice President of EPG. He is a member of the Board of Directors of Battle Mountain Gold Company and is Chairman of the Board of El Paso Energy Partners Company (f/k/a Leviathan Gas Pipeline Company), the general partner of El Paso Energy Partners, L.P. (f/k/a Leviathan Gas Pipeline Partners, L.P.).

     H. BRENT AUSTIN -- Mr. Austin has held the positions identified above since June 1997. He was Senior Vice President and Chief Financial Officer and a Director of the Company from December 1996 to June 1997. He has been Executive Vice President of EPG since May 1995 and Chief Financial Officer of EPG since April 1992. He was Vice President, Planning and Treasurer of Burlington Resources Inc. ("BR") from November 1990 to March 1992 and Assistant Vice President, Planning of BR from January 1989 to October 1990. He has served as a Director and Executive Vice President of El Paso Energy Partners Company (f/k/a Leviathan Gas Pipeline Company), the general partner of El Paso Energy Partners, L.P. (f/k/a Leviathan Gas Pipeline Partners, L.P.) since August 1998.

     JOEL RICHARDS III -- Mr. Richards has held the positions identified above since June 1997. He was Senior Vice President and a Director of the Company from December 1996 to June 1997. He has been Executive Vice President of EPG since December 1996. From January 1991 until December 1996, he was

Senior Vice President of EPG. He was Vice President of EPG from June 1990 to December 1990. He was Senior Vice President, Finance and Human Resources of Meridian Minerals Company, a wholly owned subsidiary of BR, from October 1988 to June 1990.

     BRITTON WHITE JR. -- Mr. White has held the positions identified above since June 1997. He was Senior Vice President and General Counsel and a Director of the Company from December 1996 to June 1997. He has been Executive Vice President of EPG since December 1996 and General Counsel of EPG since March 1991. He is also Executive Vice President and General Counsel of EPG. He was Senior Vice President and General Counsel of EPG from March 1991 until December 1996. From March 1991 to April 1992, he was also Corporate Secretary of EPG. For more than five years prior to that time, Mr. White was a partner in the law firm of Holland & Hart.

     JEFFREY I. BEASON -- Mr. Beason has been Senior Vice President and Controller and a Director of the Company since October 1999. He has been Vice President, Controller and a Director of the Company from December 1996 to October 1999. He has been Vice President and Controller of EPG from April 1996 to October 1999, and also was Treasurer of EPG from April 1996 until December 1996. He is also Senior Vice President and Controller of EPG. He was Senior Vice President of Administration for Mojave Pipeline Company, a subsidiary of EPG, from September 1993 until April 1996. For more than five years prior to September 1993, Mr. Beason was Director of Financial Reporting of EPG.

PROPOSAL NO. 1 -- NOMINEE FOR ELECTION OF DIRECTOR BY SERIES A PREFERRED
                  STOCKHOLDERS

     The number of directors to be elected by the holders of Series A Preferred Stock is one. If elected, the nominee will hold office for the term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by holders of Series A Preferred Stock, the persons named on the enclosed proxy card will vote the shares of Series A Preferred Stock represented by such proxy "for" the election of the one nominee named in this Proxy Statement. However, if the named nominee should be unavailable for election, the Board of Directors may substitute a nominee, in which event the shares of Series A Preferred Stock represented by proxy will be voted "for" the substitute nominee unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render the nominee named herein unavailable to serve as a member of the Company's Board of Directors. Pursuant to the Company's Certificate of Incorporation and By-laws, the election of each director requires an affirmative vote of a plurality of the shares of Series A Preferred Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Series A Preferred Stock may not cumulate their votes for the election of the director. The following provides information about the nominee:

          KENNETH L. SMALLEY, age 70, has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of Phillips Petroleum Company and President of Phillips 66 Natural Gas Company, a Phillips Petroleum Company subsidiary. Mr. Smalley has been a member of the Board of Directors of EPG since 1992 and a director of the Company since April 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED ABOVE.

                        SECURITY OWNERSHIP OF BENEFICIAL
                      OWNERS AND MANAGEMENT OF THE COMPANY

     No Common Stock or Series A Preferred Stock is held by any director, executive officer or nominee. No family relationship exists between any of the directors, executive officers, and nominee of the Company. The following information relates to the only persons or entities known to the Company to be the beneficial owners, as of February 1, 2000, of more than five percent of any class of the Company's voting securities.

   TITLE OF                                                       AMOUNT AND NATURE OF    PERCENT
     CLASS                           NAME                         BENEFICIAL OWNERSHIP    OF CLASS
   --------                          ----                         --------------------    --------
Common Stock     El Paso Energy Corporation...................        1,971 shares          100%
                 1001 Louisiana Street
                 Houston, Texas 77002
8 1/4%           Citigroup, Inc. (1)..........................          500,500             8.3%
  Cumulative     153 East 53rd Street
  Preferred      New York, New York 10043
  Stock Series
  A

---------------

(1) This information is based on a Schedule 13G dated February 3, 2000, with respect to beneficial ownership of the 8 1/4 Cumulative Preferred Stock, Series A, as of December 31, 1999. The indicated shares are held by Citigroup, Inc. and subsidiaries thereof, which have shared voting and dispositive power with respect to such shares.

                       SECURITY OWNERSHIP OF A BENEFICIAL
                          OWNER AND MANAGEMENT OF EPG

     The following information sets forth certain information as of February 1, 2000, regarding the beneficial ownership of EPG's common stock by (i) each director, (ii) each of the Company's named executives (as hereinafter defined),
(iii) the nominee, (iv) all directors, executive officers, and nominee of the Company as a group, and (v) each person known to EPG to be the beneficial owner of at least 5% of any class of EPG's voting securities. No family relationship exists between any of EPG's directors and executive officers.

                                                 BENEFICIAL OWNERSHIP       STOCK                   PERCENT
TITLE OF CLASS                NAME              (EXCLUDING OPTIONS)(2)   OPTIONS (4)     TOTAL      OF CLASS
--------------                ----              ----------------------   -----------   ----------   --------
Common Stock     S.K. Zilkha(1)................       14,011,261              3,000    14,014,261     5.93%
                 750 Lausanne Road
                 Los Angeles, California 90077

Common Stock     K.L. Smalley..................           32,787             16,000        48,787        *
Common Stock     W.A. Wise.....................        1,845,857(3)       1,394,646     3,240,503     1.36%
Common Stock     H.B. Austin...................          340,034            209,260       549,294        *
Common Stock     B. White Jr. .................          326,549            179,050       505,599        *
Common Stock     J. Richards III...............          326,652            179,050       505,702        *
Common Stock     J. I. Beason..................          133,623            163,900       297,523        *
Common Stock     Directors and Executive                                  2,141,906     5,147,408     2.16%
                 Officers as a group(6)........        3,005,502

---------------

 *  Less than 1%

(1) Mr. Zilkha is a director of EPG.

(2) Directors and executive officers have sole voting and investment power over the shares of EPG common stock reflected in the table above, except that each of Messrs. Wise, Austin and White shares with one or more other individuals voting and investment power with respect to 11,694, 318 and 2,000 shares of EPG common stock, respectively. Some shares of EPG common stock reflected in this column for certain individuals are subject to restrictions. In addition, shares of EPG common stock (as of December 31, 1999) reflected for Messrs. Wise (1,357,656), Austin (258,169), White (246,745), Richards (245,239) and Beason (101,983) include shares held in the EPG Benefits Protection Trust as a result of deferral elections made pursuant to applicable EPG plans.

(3) Mr. Wise's beneficial ownership excludes 400 shares of EPG common stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.

(4) The Directors and executive officers have the right to acquire the shares of EPG common stock reflected in this column within 60 days of February 1, 2000, through the exercise of stock options.

                  RELATIONSHIP WITH EL PASO ENERGY CORPORATION

     The Company is currently a wholly owned direct subsidiary of EPG. Prior to the reorganization, the Company was a wholly owned indirect subsidiary of EPNG. EPG owns 100% of the Company's outstanding Common Stock and has the right to elect five-sixths of the Company's directors. Until December 12, 1996, the Company's Common Stock was publicly held. The Company has no formal business relationships with EPG; however, the Company and EPG share certain office space, personnel and other administrative services. The costs of such services are allocated by EPG to the Company and other affiliates.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by EPG to the person serving as the Company's CEO or acting in a similar capacity during the last completed fiscal year, and the Company's three other most highly compensated executive officers (collectively, the "named executives") for services rendered to EPG and its subsidiaries in all capacities during each of the last three fiscal years. The Company does not have any executive officers other than the named executives. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 1999. None of these persons received any compensation from the Company for their services as executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                ------------------------------------   ---------------------------------------
                                                                                AWARDS               PAYOUTS
                                                                       -------------------------   -----------
                                                                                      SECURITIES
                                                        OTHER ANNUAL    RESTRICTED    UNDERLYING      LTIP        ALL OTHER
  NAME AND PRINCIPAL             SALARY      BONUS      COMPENSATION   STOCK AWARDS    OPTIONS       PAYOUTS     COMPENSATION
       POSITION          YEAR     ($)        ($)(2)        ($)(3)         ($)(4)        (#)(5)       ($)(6)         ($)(7)
  ------------------     ----   --------   ----------   ------------   ------------   ----------   -----------   ------------
William A. Wise........  1999   $275,001(1) $3,800,000    $139,006      $2,199,966     500,000     $29,254,410     $148,368
  President & CEO, EPG   1998         --   $1,600,000     $152,939      $1,599,985      98,000              --     $105,227
                         1997         --   $1,105,000     $203,182      $1,104,971          --              --     $106,209
H. Brent Austin........  1999   $386,253   $1,113,000           --      $  674,994     125,000     $ 5,531,256     $ 42,628
  Executive Vice         1998   $305,417   $  438,000     $    201      $  437,972      26,250              --     $ 32,410
  President & Chief      1997   $300,000   $  330,000     $ 93,435      $  329,970          --              --     $ 36,150
  Financial Officer,
  EPG
Joel Richards III......  1999   $347,502   $  956,000     $  6,440      $  559,999     125,000     $ 5,458,756     $ 42,254
  Executive Vice         1998   $279,584   $  396,000     $    221      $  395,987      26,250              --     $ 32,579
  President, EPG         1997   $275,000   $  302,500     $ 27,514      $  302,472          --              --     $ 35,088
Britton White Jr.......  1999   $347,502   $  956,000           --      $  559,999     125,000     $ 5,458,756     $ 53,202
  Executive Vice         1998   $279,584   $  396,000     $    284      $  395,987      26,250              --     $ 32,774
  President &            1997   $275,000   $  302,500     $ 34,899      $  302,472          --              --     $ 35,219
  General Counsel, EPG

---------------

(1) The Compensation Committee determined that Mr. Wise's base salary, which was eliminated in 1996, should be reinstated in connection with Merger with Sonat. The amount reflected is for a partial year.
(2) The value reflected represents the value of restricted Common Stock and/or cash awarded to each of the named executives for their incentive bonus. Pursuant to EPG's 1995 Incentive Compensation Plan and 1999 Omnibus Incentive Compensation Plan, the named executives are required to receive a substantial part of their annual bonus in restricted Common Stock. The amounts reflected in this column represent a combination of the market value of the restricted Common Stock and cash awarded under the applicable plan. Dividends are paid directly to the holders of the restricted Common Stock during the four-year vesting schedule. In addition, as a result of the stockholders' approval of the Merger with Sonat, that transaction constituted a change in control under EPG's benefit plans and resulted in the automatic cash payment equal to the maximum bonus opportunity for each of the named executives.
(3) The amount reflected for Mr. Wise in fiscal year 1999 includes, among other things, $90,000 for a perquisite and benefit allowance. The amount reflected for Mr. Wise in fiscal year 1998 includes, among other things, $90,000 for a perquisite and benefit allowance and $36,088 in value attributed to use of the Company's aircraft. In fiscal year 1997, the amount for Mr. Wise includes, among other things, a tax gross-up associated with his relocation to Houston and $85,167 for a perquisite and benefit allowance. The amounts reflected for fiscal year 1997 for the other named executives are tax gross-ups associated with their relocation to Houston. The aggregate value of the perquisites and other personal benefits received by the other named executives in fiscal years 1999, 1998 and 1997 have not been reflected because the amounts were below the Securities and Exchange Commission's (the "SEC") required reporting threshold.
(4) EPG's 1999 Omnibus Incentive Compensation Plan and 1995 Incentive Compensation Plan provide for and encourage participants to elect to take the cash portion of their annual bonus award in shares of EPG restricted common stock. The amounts reflected in this column include the market value of EPG restricted common stock on the date of grant, subject to a four-year vesting schedule, received by each of the named executives pursuant to such election. The total shares of EPG restricted common stock, including those shares reflected in this column, held on December 31, 1999 by Messrs. Wise, Austin, Richards and White was 150,000, 30,000, 30,000, and 30,000,
    respectively. These shares of restricted stock are subject to performance vesting, in addition to time vesting. If the required performance targets are not achieved within the required time period, all unvested shares will be forfeited. The aggregate dollar value on December 31, 1999, of all shares of restricted Common Stock held by Messrs. Wise, Austin, Richards and White was $5,821,875, $1,164,375, $1,164,375 and $1,164,375, respectively.
    Dividends are paid directly to the holders of the EPG restricted common stock. The foregoing values can be realized by the named executives if, and only if, they remain employees of EPG for the specified time period and EPG's stockholders realize the required total stockholder value during the specified time period.
(5) The number of stock options granted in 1999 are intended as a three-year grant, designed to provide an incentive for successful integration of the Sonat organization following the Merger and will provide compensation only if all stockholders benefit from stock price appreciation.
(6) The amounts in this column for fiscal year 1999 represent the market value of EPG common stock and/or cash payout of performance units ("PUs") for the four-year cycle ended on December 31, 1998. In addition, as a result of the stockholders' approval of the Merger with Sonat, that transaction constituted a change in control under EPG's benefit plans and resulted in the automatic cash payment of 25% of the PUs outstanding, and the remaining PUs were cancelled. The amount reflected also includes the value of performance-based EPG restricted common stock, which was granted in 1996 and which had achieved all performance targets. No named executive received a long-term incentive plan payout from EPG during fiscal years 1997 and 1998.
(7) The compensation reflected in this column for fiscal year 1999 is comprised of EPG contributions to EPG's Retirement Savings Plan, supplemental EPG contributions under the Supplemental Benefits Plan and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 1999 were $0, $123,749 and $24,618 for Mr. Wise; $7,200, $29,890 and $5,538 for Mr. Austin; $7,200, $26,819 and $2,966 for Mr. Richards and $7,200, $26,257 and $19,745 for Mr. White, respectively.

STOCK OPTION GRANTS

     No stock options were granted by the Company to Messrs. Wise, Austin, Richards and White during the fiscal year 1999. The Company has no stock option plan or program, and there are no options outstanding in respect of any class of the Company's equity securities, including the Series A Preferred Stock. The stock options reflected in the following table were granted at fair market value by EPG to Messrs. Wise, Austin, Richards and White during the fiscal year 1999. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2009 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% will result in stock prices in the year 2009 of approximately $68.62 and $109.26, respectively. The amounts shown in the table as potential realizable values for all stockholders' stock (approximately $5.2 billion and $13.2 billion), represent the corresponding increases in the market value of 235,440,039 shares of EPG's common stock outstanding as of December 31, 1999. No gain to the named executives is possible without an increase in stock price which would benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and EPG common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

                           EPG OPTION GRANTS IN 1999

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK PRICE
                                        INDIVIDUAL GRANTS(1)                      APPRECIATION FOR OPTION TERM
                          ------------------------------------------------   ---------------------------------------
                                                                             IF STOCK PRICE AT    IF STOCK PRICE AT
                          NUMBER OF    % OF TOTAL                                  $68.62              $109.26
                          SECURITIES    OPTIONS                                   IN 2009              IN 2009
                          UNDERLYING   GRANTED TO   EXERCISE
                           OPTIONS     EMPLOYEES      PRICE     EXPIRATION
NAME                      GRANTED(#)    IN 1999     ($/SHARE)      DATE            5%($)                10%($)
----                      ----------   ----------   ---------   ----------   ------------------   ------------------
ALL STOCKHOLDERS'
  STOCK APPRECIATION....         N/A       N/A           N/A          N/A      $5,242,496,350      $13,285,515,051
William A. Wise.........     500,000      5.19%      $42.125     10/25/09      $   13,246,093      $    33,568,201
H. Brent Austin.........     125,000      1.30%      $42.125     10/25/09      $    3,311,523      $     8,392,050
Joel Richards III.......     125,000      1.30%      $42.125     10/25/09      $    3,311,523      $     8,392,050
Britton White Jr. ......     125,000      1.30%      $42.125     10/25/09      $    3,311,523      $     8,392,050

---------------

(1) The stock options granted in 1999 by EPG to the named executives vest one-third on each of the first three anniversaries of the grant date. There were no stock appreciation rights ("SARs") granted in 1999. Any unvested stock options become fully exercisable in the event of a "change in control" of EPG as defined in EPG's 1999 Omnibus Incentive Compensation Plan. Under the terms of EPG's 1999 Omnibus Incentive Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment. Certain of these stock options are automatically converted into shares of EPG restricted common stock if certain performance targets are achieved.

EPG OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning the number of shares of EPG's common stock that were acquired through option exercises of EPG common stock options and the fiscal year-end values of the unexercised EPG stock options (and tandem SARs), provided on an aggregate basis, for each of the named executives. The options held by the named executives were granted pursuant to EPG benefit plans, and are not options to acquire any stock of the Company. The Company has no stock option plan or program.

                  AGGREGATED EPG OPTION/SAR EXERCISES IN 1999
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                        SHARES                          UNDERLYING                   IN-THE-MONEY
                       ACQUIRED                  UNEXERCISED OPTIONS/SARS           OPTIONS/SARS AT
                          ON         VALUE         AT FISCAL YEAR-END(#)         FISCAL YEAR-END($)(2)
                       EXERCISE    REALIZED     ---------------------------   ---------------------------
NAME                      #         ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   --------   -----------   -----------   -------------   -----------   -------------
William A. Wise......  305,828    $11,154,601    1,439,356       500,000      $33,464,855        $0
H. Brent Austin......   60,000    $ 2,203,128      209,260       125,000      $ 4,440,652        $0
Joel Richards III....   60,000    $ 2,203,128      179,050       125,000      $ 3,551,345        $0
Britton White Jr. ...   60,000    $ 2,203,128      179,050       125,000      $ 3,551,345        $0

---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of the securities underlying each stock option/SAR on the date of exercise and its exercise price. In addition, as a result of the EPG stockholders' approval of the Merger with Sonat, that transaction constituted a change in control under the EPG benefit plans and resulted in the automatic conversion of certain stock options into shares of EPG common stock, without cost to the named executive officer. The value of that conversion is reflected in this column.

(2) The figures presented in these columns have been calculated based upon the difference between $38.9375, the fair market value of EPG common stock on December 31, 1999, for each in-the-money stock option/SAR, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. Mr. Wise has tandem SARs attached to some of his stock options. If his stock options are exercised, the tandem SARs expire and vice versa. The exercise of a tandem SAR would have a market value equivalent to the exercise of a stock option.

LONG-TERM INCENTIVE AWARDS

  Restricted Stock

     The following table provides information concerning incentive awards of EPG restricted common stock made under EPG's 1999 Omnibus Incentive Compensation Plan. The number of shares of restricted EPG common stock will vest if, and only if, the named executive remains in the employ of EPG for the specified time period and the required increase in total stockholder return is achieved during such time period.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1999
                                RESTRICTED STOCK

                                                          ESTIMATED NUMBER OF SHARES TO BE VESTED UNDER THE
                                         PERFORMANCE OR               RESTRICTED STOCK GRANT(1)
                                          OTHER PERIOD    --------------------------------------------------
                              NUMBER         UNTIL        BELOW THRESHOLD    THRESHOLD    TARGET    MAXIMUM
NAME                         OF SHARES     MATURATION           (#)             (#)         (#)       (#)
----                         ---------   --------------   ----------------   ----------   -------   --------
William A. Wise............   150,000       4 years              0             45,000     90,000    150,000
H. Brent Austin............    30,000       4 years              0              9,000     18,000     30,000
Joel Richards III..........    30,000       4 years              0              9,000     18,000     30,000
Britton White Jr. .........    30,000       4 years              0              9,000     18,000     30,000

---------------

(1) The indicated number of shares of EPG restricted common stock vesting at the Threshold, Target and Maximum levels vest only if total shareholder return equals or exceeds 15%, 40% and 65%, respectively, within the indicated performance period.

  Performance Units

     The following table provides information concerning long-term incentive awards of performance units ("PUs") under EPG's 1995 Omnibus Incentive Compensation Plan and the EPG 1999 Omnibus Incentive Compensation Plan. The first grant reflected vests equally per year over the indicated maturation performance period, at the end of which (or at an interim time) EPG's total stockholder return is compared to that of its peer group. The second grant reflected for each of the named executives vests at the end of the performance period, at the end of which EPG's total stockholder return is compared to that of its peer group. With respect to each grant, if EPG's total stockholder return ranks in the first, second, third or fourth quartiles, the value of each unit is $150, $100, $50 and $0 respectively. The payouts will consist of EPG common stock and cash, as determined by the Compensation Committee. All the amounts shown are potential assumed amounts. There can be no assurance that EPG will achieve the results that would lead to final payments under the plans.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1999
                               PERFORMANCE UNITS

                                                   ESTIMATED FURTHER PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
                         NUMBER    PERIOD UNTIL   --------------------------------------------------------------
                        OF UNITS    MATURATION     BELOW THRESHOLD     THRESHOLD        TARGET        MAXIMUM
NAME                     (#)(1)     OR PAYOUT            ($)              ($)            ($)            ($)
----                    --------   ------------   -----------------   ------------   ------------   ------------
William A. Wise.......   35,500      4 years              $0           $1,775,000     $3,550,000     $5,325,000
                         35,500      4 years              $0           $1,775,000     $3,550,000     $5,325,000
H. Brent Austin.......   10,000      4 years              $0           $  500,000     $1,000,000     $1,500,000
                         15,000      4 years              $0           $  750,000     $1,500,000     $2,250,000
Joel Richards III.....   10,000      4 years              $0           $  500,000     $1,000,000     $1,500,000
                         12,000      4 years              $0           $  600,000     $1,200,000     $1,800,000
Britton White Jr. ....   10,000      4 years              $0           $  500,000     $1,000,000     $1,500,000
                         12,000      4 years              $0           $  600,000     $1,200,000     $1,800,000

---------------

(1) The first grant reflected was for a four-year performance cycle beginning January 1, 1999. However, as a result of the Merger with Sonat, that transaction resulted in the automatic cash payout of 25% of the units reflected for that grant. All remaining performance units associated with the January grant were cancelled. The second grant is for a four-year performance cycle which began on July 1, 1999 and will end on June 30, 2003.

                                EPG PENSION PLAN

     Set forth below is a table describing EPG's Pension Plan in which the named executives, as well as other employees of EPG and its subsidiaries may be entitled to participate. The following table lists current annual retirement benefits payable under the Pension Plan and EPG's Supplemental Benefits Plan (collectively, the "Plans") for the assumed average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. Under the Pension Plan and applicable Internal Revenue Code ("IRC") provisions, compensation in excess of $160,000 cannot be taken into account and the maximum payable benefit in 1999 is $130,000. Any excess benefits otherwise accruing under the Pension Plan are payable under the Supplemental Benefits Plan.

     Estimated annual benefit levels under the Plans, based on earnings and years of credited service at the normal retirement age, is reflected in the following table:

                               PENSION PLAN TABLE

                                            YEARS OF SERVICE AT NORMAL RETIREMENT AGE
FINAL AVERAGE                             ---------------------------------------------
PENSION EARNINGS                             15         20          25           30
----------------                          --------   --------   ----------   ----------
$  400,000..............................  $ 94,095   $125,460   $  156,825   $  188,190
$  800,000..............................   190,095    253,460      316,825      380,190
$1,200,000..............................   286,095    381,460      476,825      572,190
$1,600,000..............................   382,095    509,460      636,825      764,190
$1,900,000..............................   454,095    605,460      756,825      908,190
$2,100,000..............................   502,095    669,460      836,825    1,004,190
$2,500,000..............................   598,095    797,460      996,825    1,196,190
$2,800,000..............................   670,095    893,460    1,116,825    1,340,190
$3,100,000..............................   742,095    989,460    1,236,825    1,484,190

     Benefits which accrue under the Plans are based upon the gross salary amount of each individual, including base incentive bonus amounts, but excluding all commissions and other compensation or benefits of any kind. For the named executives, the amounts reflected in the Salary and Bonus columns of the "Summary Compensation Table" are generally considered to calculate benefits under the Plans. The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus 0.5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. There is no deduction for Social Security amounts paid; however, an early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable from retirement until age 62. Both the basic benefit and the early retirement supplement are reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. Wise, Austin, Richards and White are 30, 30, 28 and 25 (including 7 years of credited service pursuant to Mr. White's employment agreement), respectively.

     Effective January 1, 1997, EPG amended its noncontributory defined Pension Plan to determine benefits by a cash balance formula in which the named executives, as well as other Company employees, may be entitled to participate. During a five-year transition period, ending December 31, 2001, eligible participants will continue to accrue a minimum benefit under the previous formula, as described above. On December 31, 2001, this benefit will be frozen. The actual benefit paid to participants with a minimum benefit will be the greater of the minimum benefit and the cash balance benefit. Under the cash balance formula, each participant has a cash account which is credited quarterly with a percentage of earnings. The annual percentage is based on a combination of age and service as shown below:

           IF AGE PLUS PAY CREDIT SERVICE ON THE               THE APPLICABLE ANNUAL %
                 PRECEDING DECEMBER 31 IS:                         OF EARNINGS IS:
           -------------------------------------               -----------------------
Under 35....................................................              4%
35 through 49...............................................              5%
50 through 64...............................................              6%
65 and over.................................................              7%

     Estimated annual benefits payable under the cash balance pension plan and Supplemental Benefits Plan upon retirement at age 65 for Messrs. Wise, Austin, Richards and White are $1,337,390, $266,256, $231,012, and $233,703,
respectively (based on assumptions that each named executive receives no pay increases, receives maximum bonuses and cash balances are credited with interest at a rate of 3% per annum).

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Because the Company does not have a compensation committee or another committee performing similar functions, this report is presented by the full Board of Directors.

     All of the executive officers of the Company are employees of EPG and EPG determines the compensation of all of its employees in accordance with its own policies and plans. The Company does not have any role in setting those policies and plans or in determining compensation levels for EPG employees. The Compensation Committee of the Board of Directors of EPG establishes compensation policies, programs and plans for EPG and its subsidiaries, which are designed to attract, motivate and retain competent executive personnel for EPG and its subsidiaries.

     In making its decision with respect to executive compensation, the Compensation Committee of EPG considers the provisions of Section 162(m) of the IRC which generally affects EPG's federal income tax deduction for compensation paid to its chief executive officer and four other highest paid executive officers.

     The Compensation Committee of EPG has neither interlocks nor insider participation. The Board of Directors of the Company believes that all stockholders of the Company have an opportunity to benefit from the application of the policies and plans of EPG.

                Members of the Board of Directors of the Company

                                H. Brent Austin
                               Jeffrey I. Beason
                               Joel Richards III
                               Kenneth L. Smalley
                               Britton White Jr.
                                William A. Wise

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     Certain of the named executives in the preceding tables have employment agreements with the Company's parent corporation, EPG. In addition, EPG maintains compensatory plans or arrangements in which such named executives participate pursuant to which such persons would be entitled to payment from EPG upon the termination of such person's employment with EPG under specified circumstances or from a "change of control" of EPG (as defined in such plan or arrangement). Neither the Company nor its subsidiaries is a party to any of such employment agreements or compensatory plans or arrangements. For a description of such employment contracts or compensatory plans or arrangements, you are urged to review the section entitled "Employment Contract, Termination of Employment and Change in Control Arrangements" in EPG's proxy statement for its 2000 Annual Meeting of Stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, 1100 Louisiana Street, Suite 4100, Houston, Texas 77002, has served as independent certified public accountants of EPG since 1983 and has been designated to serve as the Company's independent certified public accountants for fiscal year 2000. A representative from PricewaterhouseCoopers LLP will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to PricewaterhouseCoopers LLP in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

                              COST OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $6,500, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson Shareholder Communications Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Series A Preferred Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Series A Preferred Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If, however, any other matters should come before the Annual Meeting all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and beneficial owners of more than 10% of the Company's equity securities are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms and amendments provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1999.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195, facsimile (713) 420-4099, and must be received by the Corporate Secretary on or before November 17, 2000. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's 1999 Annual Report on Form 10-K is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Holders of Series A Preferred Stock not receiving a copy of such Annual Report on Form 10-K may obtain one by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195 or sending a facsimile to (713) 420-4099.

                                             By Order of the Board of Directors

                                                    /s/ David L. Siddall

                                                      David L. Siddall
                                                    Corporate Secretary

Houston, Texas
March 17, 2000

                                                             SKU # 1107-EPTPS-00

                                  DETACH HERE


                      SOLICITED BY THE BOARD OF DIRECTORS

                         EL PASO TENNESSEE PIPELINE CO.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 2000


     The undersigned hereby appoints William A. Wise and Britton White Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of 8 1/4% Cumulative Preferred Stock, Series A, of El Paso Tennessee Pipeline Co., held of record by the undersigned on March 1, 2000 at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660 on April 28, 2000, and at any adjournment(s) or postponements(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if the named nominee for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

------------                                                      -------------
SEE REVERSE                                                        SEE REVERSE
   SIDE      (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)      SIDE
------------                                                      -------------

EL PASO TENNESSEE PIPELINE CO.
     c/o EquiServe
     P.O. Box 8040
     Boston, MA 02266-8040











                                 DETACH HERE


    PLEASE MARK
    VOTES AS IN
[X] THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Election of Director.

   NOMINEE: Kenneth L. Smalley

                               WITHHOLD
       FOR                 AUTHORITY TO VOTE
   THE NOMINEE              FOR THE NOMINEE
   LISTED ABOVE [ ]    [ ]    LISTED ABOVE

                                                              MARK HERE FOR COMMENTS [ ]

                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       Please sign exactly as your name(s) appear(s)
                                       hereon. All holders must sign. When signing in a
                                       fiduciary capacity, please indicate full title
                                       as such. If a corporation or partnership, please
                                       sign in full corporate or partnership name by
                                       authorized person.

Signature:                    Date:          Signature:                    Date:
          -------------------       --------           -------------------      --------